Exhibit 10(d)

          RICHARDSON ELECTRONICS ITALY SRL

                              TRANSLATION


Mr. Pierluigi Calderone
Corporate Offices
Sesto Fiorentino
                              May 10, 1993


Dear Mr. Calderone,

     We confirm that you are presently employed by our company as "dirigente" (manager) having been promoted to said position starting from March 1, 1991 and having been originally hired as "quadro" (intermediate manager) starting from July 23, 1990.
Your employment relationship is governed by the Collective National Labor Agreement for the Employees of Commercial Firms presently in force, by the provisions of this letter and by the provisions of the law.

1. Your employment relationship is for an indefinite time. Your work location is Sesto Fiorentino, but in relation to the requirements of the performance of your activities and discharge of your duties, it is agreed that you will work frequently away from the corporate offices.

2. In your capacity as Regional Sales Manager of our company you are responsible of the planning, direction and control of all sales activities and related activities and of the accomplishment of the budgeted financial objectives of the company. You will report to the Chairman of our company.

     In consideration of the close working relationships existing with our parent company Richardson Electronics, Ltd., it is agreed that you give, to the necessary extent, full collaboration also to the offices of the same and to the executives who are in charge of them, to facilitate the cooperation with them.

3. During your entire relationship with our company, you agree, without prejudice to the provisions on noncompetition for the time following the end of your relationship with us, to perform your activities only for our company, to the exclusion of any other activity on your own or on behalf of third parties, of any nature whatsoever, whether as a business entrepreneur, employee, or professional consultant, or even just by assuming a financial or corporate interest, except with the written consent of our company.

4. You agree, even after the end of your relationship with us, not to divulge, or in any manner make known, to third parties the information of which you may acquire knowledge in connection with the rendition of your services for us. In particular you agree, under sanction of damages, to keep strictly confidential all information, including without limitation that of a commercial, technical, administrative and manufacturing nature, concerning our company, Richardson Electronics, Ltd. and the affiliates with which they may have a contractual or business relationship. You agree to insure the same secrecy on all documents and files that may come in your possession in connection with the performance of your services. Said documents and files remain always the property of our company and their displacement shall be immediately reported to your superior.

5. Your gross monthly salary, which compensates all activities rendered to us and includes all indemnities, excluding only the family allowances, if due, is paid to you in 14 monthly instalments each year under deduction of the amounts to be withheld by law, as follows:

     base contractual salary            5,280,000
     seniority increases                  250,000
     contractual add-on                   745,779
     salary exceeding base              1,927,790

     Total gross monthly salary         8,203,569

     The amount of salary exceeding base shall be considered as an advance on any increases that may be granted pursuant to collective or shop agreements, which increases shall be set-off against said salary exceeding base.

     You have also the opportunity to earn an additional amount of compensation in accordance with the rules contained in the "FY 1993 Sales Incentive Compensation Plan" which is attached to this letter as Exhibit "A", and is written in English, which you represent to understand perfectly and to accept. Your target, in accordance with said Plan, is for the year 1993 the target indicated in Exhibit "B", which is written in English and which you represent to understand perfectly and to accept. The target for the following years shall be communicated to you from time to time.

     You are also entitled to the reimbursement of the expenses incurred by you, provided that they are strictly pertinent to the discharge of your duties and duly documented.

6. You agree for a period of one year starting from the date of termination of your relationship with our company not to perform any activity, on your own, or on behalf of third parties, whether as an entrepreneur, an employee or a professional, directly or indirectly, in any industrial or commercial enterprise which operates in the same sector in which our company operates. The above indicated noncompetition agreement concerns the performance of activities, directly or indirectly, in the territory of the Italian Republic, except Sicily and Sardinia.

     By way of compensation of the noncompetition commitment indicated above, our company will pay to you an indemnity, for the year to which the noncompetition agreement pertains, equal to your last gross yearly salary in effect at the time of termination of your employment, subject to any withholding required by law. Said indemnity will be paid to you in 13 monthly instalments in arrears, under deduction of any income earned by you through the performance of activities permitted under this noncompetition agreement during the year to which the agreement pertains. It is agreed that our company can waive at any time, by written communication to you, your noncompetition commitment under this agreement. In such a case, as well as in the case of violation on your part of the non competition commitment, any obligation to pay the above indicated indemnity to you, as compensation for the noncompetition commitment on your part, will immediately end. Furthermore, in case of your violation of the noncompetition commitment, in addition to repaying to us the amount of indemnity already collected by you, you will pay to us liquidated damages in the amount of 100 million lire, without prejudice to any additional damages that we may suffer.

7. You have the right to use a company car owned by our company to perform your activity, and you will be permitted to use same for the discharge of your duties. The use of said car is regulated by the provisions known as "Corporate Automobile Policy" attached to this letter as Exhibit "C", which are written in English, and which you represent to understand perfectly and accept.

8. It is agreed that the contractual provisions contained in this letter supersede and cancel any prior agreement between the parties, including our letter-offer dated June 21, 1990 and the letter-offer of June 29, 1990 of Richardson Electronics, Ltd., both accepted by you on July 16, 1990. With respect to said letter of June 29, 1990, you agree that no employment or other relationship exists between you and Richardson Electronics, Ltd. since said letter related to the same employment relationship with us which is covered by this letter. Therefore you declare to release Richardson Electronics, Ltd. from any obligations towards you in relation to said letter and the performance of your employment services.

     If you accept the foregoing, please return to us duly signed by you the copy of this letter that is attached.

                    Very truly yours,

                    /s/ Leonard R. Prange
                    GEB-Richardson Electronics Italy s.r.l.
                    The Chairman


For acceptance:

/s/ Pierluigi Calderone

     The undersigned in accordance and for the purposes of
Article 1341 of the Civil Code, declares to have carefully read and to approve expressly the following provisions:

3.   Prohibition to perform any other activity during employment;

6.   Noncompetition agreement;

8.   Release from liability


/s/ Pierluigi Calderone


                              March 23, 1998


Dear Mr. Calderone:

     with reference to the letter dated May 10, 1993 which at present regulates your employment relationship with our Company, we wish to inform you of the changes to said letter which are necessary pursuant to your promotion, starting from April 1, 1998, to the position of "Managing Director, European Operations". In your capacity as "dirigente" of our Company, your employment relationship is governed by the Collective National Labor Agreement for the Managers of Commercial Firms presently in force, by the provisions of this letter and of the letter dated May 10, 1993, to the extent that they are not modified hereby, and by the provisions of the law.

     The other changes to the letter dated May 10, 1993, which at present regulates your employment relationship, are the following:

A.   Paragraph 1 is deleted and replaced with the following:

     1. Your employment relationship is for an indefinite time. Your work location is Sesto Fiorentino, but in relation to the requirements of the performance of your activities and discharge of your duties, it is agreed that you will work frequently away from the corporate offices. Your work location can be transferred elsewhere in Italy, possibly to Rome, taking into account also the strategies which will be submitted by you to the Board of Directors and which will be approved by same.

B.   Paragraph 2 is deleted and replaced with following:

     2. In your capacity as "Managing Director, European Operations" of our Company you are responsible of the planning, direction and control of all sales activities and related activities concerning the companies affiliated with the Richardson Group in Italy, France, Germany, England, The Netherlands and Spain, and of the accomplishment of the budgeted financial objectives in all the territory assigned to you. However, a detailed job description is set forth in Exhibit "A" hereto, which is written in English and which you represent to understand perfectly and to accept. In order to facilitate your activities outside of Italy, you will be appointed a Director of the Richardson affiliates mentioned above, and a Vice President of our parent company Richardson Electronics, Ltd. of LaFox, Illinois (U.S.A.).

     You will report to the Chairman of the Board of Directors of our Company.

C.   Paragraph 3 is deleted and replaced with following:

     3. During your entire relationship with our Company, you agree, without prejudice to the provisions on non-competition for the time following the end of your relationship with us, to perform your activity only for our Company and for the other companies of the Richardson Group mentioned above at Paragraph 2, to the exclusion of any other activity on your own or on behalf of third parties, of any nature whatsoever, whether as a business entrepreneur, employee, or professional consultant, or even just by assuming a financial or corporate interest, except with the written consent of our Company.

D.   Paragraph 4 is deleted and replaced with following:

     4. You agree, even after the end of your relationship with us, not to divulge, or in any manner make known, to third parties the information of which you may acquire knowledge in connection with the rendition of your services for us or for the other companies of the Richardson Group mentioned above at Paragraph 2. In particular you agree, under sanction of damages, to keep strictly confidential all information, including without limitation that of a commercial, technical, administrative and manufacturing nature, concerning our Company, the other companies of the Richardson Group mentioned above at Paragraph 2, and the other affiliates of the Richardson Group with which they may have a contractual or business relationship. You agree to insure the same secrecy on all documents and files that may come in your possession in connection with the performance of your services. Said documents and files remain always the property of the company owning same at the time in which they come in your possession and their displacement shall be immediately reported to the Chairman of the Board of Directors of our Company.

E. The first two paragraphs of Paragraph 5 are deleted and replaced with the following:

     5. Your gross monthly salary shall be paid as compensation for all your activities, whether in our favor or in favor of the other companies of the Richardson Group mentioned above at Paragraph 2, of which you will be appointed a Director and, respectively, a Vice President. Said salary, which includes all indemnities, excluding only the family allowances, shall be paid to you in 14 monthly instalments each year, under deduction of the amounts to be withheld by law, as follows:

     base contractual salary            L.
     seniority increases                L.
     contractual add-on                 L.
     salary exceeding base              L.

     Total gross monthly salary         L. $9,286 (USD)

     The amount of salary exceeding base shall be considered as paid on account, or as an advance, of future contractual pay increases that may be granted pursuant to collective or shop agreements, which increases shall be set-off against said salary exceeding base.

[The third and fourth paragraph of Paragraph 5 remain unchanged]

F.   Paragraph 6 is deleted and replaced with the following:

     6. You agree, for a period of one year starting from the date of termination of your relationship with our Company, not to perform any activity, directly or indirectly, on your own, or on behalf of third parties, whether as an entrepreneur, an employee or a professional, in any industrial or commercial enterprise which operates in the same sector in which our Company operates. In consideration of the geographic extension of the responsibilities now entrusted to you, as well as of your appointment as a Director of the Richardson affiliates located in the countries mentioned above at Paragraph 2, the above indicated non-competition agreement concerns the performance, directly or indirectly, of the above mentioned activities in the territory of Italy, France, Germany, England, The Netherlands and Spain.

     By way of compensation of the non-competition commitment indicated above, our company will pay to you an indemnity, for the year to which the non-competition agreement pertains, equal to your last gross yearly salary in effect at the time of termination of your employment, subject to any withholding required by law. Said indemnity will be paid to you in 13 monthly instalments in arrears, under deduction of any income earned by you through the performance of activities permitted under this non-competition agreement during the year to which the agreement pertains. In case of violation on your part of the non-competition commitment, any obligation to pay the above indicated indemnity to you, as compensation for the non--competition commitment on your part, will immediately end.
Furthermore, in case of your violation of the non-competition commitment, in addition to repaying to us the amount of indemnity already collected by you, you will pay to us liquidated damages in the amount of 100 million lire, without prejudice to any additional damages that we may suffer.

     The foregoing does not prejudice any other non-competition agreement that may be entered into between you and our parent company Richardson Electronics, Ltd., or between you and the companies of which you may become a Director, as contemplated above at Paragraph 2.

     The other provisions of the letter dated May 10, 1993, which are not expressly modified hereby, remain unchanged.

     If you accept the foregoing, please return to us duly signed by you the copy of this letter that is attached.

                         Very truly yours,


                         /s/ William J. Garry, Director
                         Richardson Electronics Italy s.r.l.

For acceptance:

/s/ Pierluigi Calderone


     The undersigned, in accordance with, and for the purposes of, Article 1341 of the Civil Code, declares to have carefully read and to approve expressly the following provisions in their new version stated above:

3.   Prohibition to perform any other activity during employment;

6.   Non-competition agreement.

/s/ Pierluigi Calderone